>

                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                       of the Securities Exchange Act of
                             1934 (Amendment No. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[x] Soliciting Material Pursuant toss.240.14a-12

                            US Airways Group, Inc.
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
               (Name of Registrant as Specified In Its Charter)

                                UAL Corporation
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

     1) Title of each class of securities to which transaction applies:
     ..........................................................................

     2) Aggregate number of securities to which transaction applies:
     ..........................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ..........................................................................

     4) Proposed maximum aggregate value of transaction:
     ..........................................................................

     5) Total fee paid:
     ..........................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     .........................................................

     2) Form, Schedule or Registration Statement No.:
     .........................................................

     3) Filing Party
     .........................................................

     4) Date Filed:
     .........................................................

The following information was distributed at an analyst presentation by UAL Corporation and US Airways Group, Inc. on May 24, 2000.

                             United | US Airways

                         "The Premier Global Carrier"

                              Unparalleled Access

                                 May 24, 2000

                               James E. Goodwin

                     Chairman and Chief Executive Officer

                                UAL Corporation

Safe Harbor

This presentation contains certain "forward-looking" statements within the meaning of the Private Securities Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results and benefits of the pending merger between United and US Airways. Factors that could cause actual results to differ materially from those described herein include: industry capacity decisions; the airline pricing environment; competitors' route decisions; the inability to obtain regulatory approvals; actions of the U.S., foreign and local governments; domestic and international travel patterns; the inability to successfully integrate the businesses of United and US Airways; costs related to the merger; the inability to achieve cost-cutting synergies resulting from the merger; labor integration issues; the economic environment of the airline industry and the general economic environment. More detailed information about these factors is set forth in the reports filed by United and US Airways with the Securities and Exchange Commission. Neither United nor US Airways is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Outline

o        Transaction Overview and Strategic Rationale

o        Consumer Benefits

o        DC Air

o        Labor and Fleet Integration

o        Roadmap to Completion

o        Economic and Financial Considerations

o        US Airways Profile

Transaction Overview

o    Total offer value $11.6 billion

     -    Total offer price, $4.3 billion

     -    Plus the assumption of $1.5 billion in net debt

     -    and $5.8 billion in aircraft leases.

o    $60 per share offer in cash for all US Airways shares

     -    A premium of 130% over May 23 closing price

o    Expected to close in 2001, accretive in year 2

o    Financing: Cash on hand, existing credit facilities and other borrowings

o    Break-up fee: $160 million

o Spin-off certain Washington Reagan assets to DC Air to enhance competition

 Strategic Rationale

o    East Coast has the largest population in the US

     -    Northeast alone is a $14 billion travel market

o    United has only a 14% market share in the Northeast

o United has a significant opportunity to create a nationwide network o There were two possible solutions

     -    Develop own presence -> uneconomical

     -    Acquire existing carrier -> US Airways is the obvious choice

US Airways Completes United's Domestic Network

[GRAPHICS OMITTED]

COMBINED OPERATIONS


[GRAPHICS OMITTED]

Combined Operations - Selected Statistics



                              United         US Airways        Total*
Fleet (aircraft)               600              403            1,003
Hubs                             5                3                8
Employees                   97,000           46,000          143,000
Passengers (MM)               81.7             55.0            136.7
Flights                      2,356            2,156            4,512
Destinations                   133              103              170

Consumer Benefits - Better Service For Travelers

o    Benefits for all customers

     -    Seamless access to the premier global network

     - Enhanced convenience: one ticket, one baggage check-in, one club, one frequent flyer program

o    Benefits to US Airways' customers

     - United's East-West route network complements US Airways' North-South network

     -    New reach to Europe, South America, Asia and Australia

     -    Access to Star Alliance

o    Benefits to United's customers

     -    First true nationwide network

     -    Increased East Coast access

Creation of DC Air - New Competitive Presence

o    DC Air

     -    Based at Washington-Reagan Airport

     -    Composed of majority of US Airways' routes from Washington-Reagan

     - Will initially wet-lease aircraft and purchase other necessary operating assets from United

     -    Will ensure greater competition and consumer benefits

o Purchased and managed by Robert Johnson, Chairman & CEO BET Industries, a media-entertainment conglomerate

o    United to retain Shuttle

o    United retains assets to fly non-stop between DCA and PIT, CLT, PHL hubs

DC AIR

o    Over $500 Million Annual Revenue

o    Over 100 Round Trip Fligts per Day

o    Service to 44 airports

o    3 Million Annual Passenger

o    500 mile stage length

Labor Integration

o    IAM

     -    Representation determined by NMB process

     -    Union determines seniority list

o    AFA

     -    Determined by AFA merger policy

o    ALPA

     -    Determined by ALPA merger policy

Fleets Are Compatible



        United Fleet                                  US Airways Fleet

   Type             Current                      Type                 Current
----------------------------                     ----------------------------


A320 family           87                          A320 family              49
B727                  75                          B727                      4
B737                 182                          B737                    198
B757                  98                          B757                     34
B767                  53                          B767                     12
B747                  51                          F-100                    40
B777                  42                          MD-80/DC9                64
DC10                  11                          A330                      2
----------------------------                      ---------------------------
                     600                                                  403

Roadmap to Completion

o        US Airways stockholder approval
o        Regulatory approvals
o        Expected to close in 2001

 Economic and Financial Considerations


                              Douglas A. Hacker
                Executive Vice President Finance and Planning
                         and Chief Financial Officer

                               UAL Corporation

Transaction Highlights

o    Total transaction value $11.6 billion

     -    Total offer price of $4.3 billion

     -    plus the assumption of $1.5 billion in net debt

     -    and $5.8 billion in aircraft operating leases

o    US Airways standalone transaction multiples 2001

     -    Transaction Value/EBITDAR 6 x

     -    Transaction Value/Revenues 1x

o    Accretive in year 2 (reported and cash EPS)

o Financing: Cash on hand, existing and new credit facilities, and other borrowings

Shareholder Value Creation

o This combination creates value for shareholders well in excess of the purchase price


[GRAPHICS OMITTED]

Shareholder Value

[GRAPHICS OMITTED]

Earnings Accretion

[GRAPHICS OMITTED]

EPS Accretion / (Dilution) to United

[GRAPHICS OMITTED]

Revenue Benefits

o    Increased Connectivity

     -    Customers offered more options in commonly served cities

     - Over 560 new online city pairs created for United and US Airways passengers

     -    Improved business traffic mix

o    3434

o    Increased City Presence

     - As a carrier's service share in a city increases, that carrier achieves greater revenue efficiency

o    Improved Overall Asset Allocation

     -    Route reallocation

Revenue Benefits

[GRAPHICS OMITTED]

Increased Connections

New Online COnnections Achieva a Higher CRS Screen Display

Interline:  This connection appears on page 8 of the CRS display

US Airways 121           CLT-DEN        800A      939A
United 5594              COS           1025A     1102P

Online:  With the United code it appears on page 1 of the CRS display

United 121               CLT-DEN        800A      939A
United 5594              COS           1025A     1102A

Increased City Presence

Increasing presence in a city drives revenue benefit

o    As an airline gets larger in a city, it offers:

     -    Increased frequencies on key routes

     - A wider selection of destinations o This leads to increased revenue due to:

o    This leads to increased revenue due to

     -    Corporate volume agreements

     -    A more attractive frequent-flyer program

     -    Becoming the `Natural Choice'

US Airways Enhances United's Eastern Presence


City Revenue Rankings East Of Ohio

                              United             US Airways      Combined

New York                      4                     5                 3
Washington                    1                     2                 1
Atlanta                       5                     7                 4
Boston                        4                     3                 1
Orlando                       5                     2                 2
Philadelphia                  3                     1                 1
Miami                         2                     4                 2
Tampa                         7                     2                 2
Ft. Lauderdale                8                     2                 2
Pittsburgh                    5                     1                 1

Improved Asset Allocation


                                        Some aircraft redeployed to more
                                        stratgetic/profitable markets:
                                        -    East Coast - International
                                        -    Caribbean
                                        -    Hub markets

Opportunity to cancel
unprofitable flights:

                                        Cost savings benefit of early
                                        retirement of older aircraft

Cost Synergies

o    Station, line maintenance and overhead consolidation

     - Labor force efficiencies accomplished through growth of the business and normal attrition

o    More efficient aircraft utilization and facility consolidation

o    Other ongoing benefits

     -    Advertising consolidation

     -    Liability insurance savings

Proposed Financing

o    Cash required at closing approximately $4.4 billion

o    Sources

     -    Cash on hand

     -    Existing and new credit facilities

     -    Secured and unsecured borrowings

o    United will retain significant financial flexibility

o Revenue benefits will quickly begin to restore balance sheet post completion

 Liquidity and Credit Ratios


                                         2000                Pro Forma B/(W)
                                      UAL Standalone         2001     2002
                                      --------------         ----     ----

Adj Total Debt/EBITDAR                  3.7X                (1.3)     (0.1)

Adj Total Debt/Total Cap                 69%                 (11)     (8)

EBITDAR/Adj Total Interest Exp          2.2X                (0.5)     (0.1)

Summary

o    Leading airline with first true nationwide network

     -    Significant consumer benefits

o    DC Air divestiture will enhance competition

o    Combination creates value well in excess of purchase price

     -    Driven by large revenue benefits

                         "The Premier Global Carrier"

                              Unparalleled Access

                                Rakesh Gangwal

                     President and Chief Executive Officer

                            US Airways Group, Inc.
                             and US Airways, Inc.

US Airways Is the Sixth-Largest
U.S. DOmestic Carrier In Terms of ASMs
(1999 Available Seat Miles in Billions)

[GRAPHICS OMITTED]

US Airways Is A Merger Of Seven Small Airlines

[GRAPHICS OMITTED]

We Embarked On A Five Point Business Plan

[GRAPHICS OMITTED]

We Changed Our Name And Livery

[GRAPHICS OMITTED]

We Purchased The US Airways Shuttle

[GRAPHICS OMITTED]

We Introduced Regional Jet Service
In January, 1998

[GRAPHICS OMITTED]

In June 1998, We Launched Our
Response To Low-Cost Carriers

[GRAPHICS OMITTED]

In November 1998, We Introduced The
A320 Family Into Our Operations

[GRAPHICS OMITTED]

In May 2000, We Introduced The
A330 Widebody Into Our Operations

[GRAPHICS OMITTED]

The Airbus Contracts Are "One Of A Kind"

o        Pricing

o        Financing

o        Terms and Conditions

We Expanded Transatlantic Operations Significantly

[GRAPHICS OMITTED]

Most Importantly, We Have Made Spectacular Strides In Providing Superior Customer Service


[GRAPHICS OMITTED]

[GRAPHICS OMITTED]

US Airways Was Rated # 1 In The 1999 Annual Airline Quality Rating Survey

We Are Increasing Our Online Sales and Reducing Commission Expense (Percent of Revenue)

[GRAPHICS OMITTED]

Our E-Ticketing Penetration Is Among
The Highest In The Industry

[GRAPHICS OMITTED]

All Major Labor Negotiations Are Behind Us...


o    Fleet Service Employees                        Closed March 1999
o    Shuttle Pilots Interim Agmt.                   Closed March 1999
o    Bermuda Agents                                 Closed March 1999
o    Flight Crew Training Instructors               Closed April 1999
o    Pilots - Check Airmen                          Closed May 1999
o    Shuttle Mechanics Integration                  Closed May 1999
o    Dispatchers                                    Closed July 1999
o    Mechanics and Related                          Closed October 1999
o    Passenger Service Employees                    Closed November 1999
o    Shuttle Pilots - Integration                   Closed March 2000
o    Flight Attendants                              Closed May 2000
o    Simulator Engineers                            Negotiations Ongoing

And We Began Growing US Airways

[GRAPHICS OMITTED]

Domestic Capacity And Traffic Trends:
May Through August  (Year-over-Year Change)

[GRAPHICS OMITTED]

                       The Intrinsic Value Of US Airways

                  U.S. Domestic 48 State Air Travel Revenues
                   (Originating Passenger Revenues For 1999)

[GRAPHICS OMITTED]

                     US Airways Is The Leading Carrier For
                          Intra-East Coast Passengers

[GRAPHICS OMITTED]

               Long Haul Traffic From US Airways Core Region Is
                        Fragmented Among Many Carriers

[GRAPHICS OMITTED]

                 Merger Will "Plug In" US Airways' Intra-East
                   Coast Network To United's Global Network

[GRAPHICS OMITTED]

                 Merger Will "Plug In" US Airways' Intra-East
                   Coast Network To United's Global Network

[GRAPHICS OMITTED]

                 Merger Will "Plug In" US Airways' Intra-East
                   Coast Network To United's Global Network


[GRAPHICS OMITTED]

              Merger Will "Plug In" US Airways' Intra-East Coast
                      Network To United's Global Network

[GRAPHICS OMITTED]

                                Stephen M. Wolf

                                   Chairman

                            US Airways Group, Inc.
                             and US Airways, Inc.

Proxy Legend

In connection with merger, US Airways will be filing a proxy statement with the Securities and Exchange Commission. STOCKHOLDERS OF US AIRWAYS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed by United and US Airways with the Securities and Exchange Commission in connection with the merger at the Securities and Exchange Commission's web site at www.sec.gov. Stockholders of US Airways may also obtain for free the proxy statement and other documents filed by US Airways in connection with the merger by directing a request to: US Airways, 2345 Crystal Drive, Arlington, Virginia 22227, Attention: Kimberly Holland, Investor Relations, Telephone:
(703) 872-5009, email: kimberly_holland@usairways.com. Stockholders of US Airways may also obtain for free documents filed by United in connection with the merger by directing a request to: United Airlines, 1200 East Algonquin Road, Elk Grove Village, Illinois 60007, Attention: Patty Chaplinski, Investor Relations, Telephone: (847) 700-7501, email: patty.chaplinski@ual.com.

US Airways and its directors and executive officers may be deemed to be participants in the solicitation of proxies from US Airways stockholders in favor of the merger. These directors and executive officers include the following: N. Bruce Ashby, Mathias J. DeVito, Rakesh Gangwal, Peter M. George, Robert L. Johnson, Robert LeBuhn, John G. Medlin, Jr., Hanne M. Merriman, Thomas A. Mutryn, Thomas H. O'Brien, Larry M. Nagin, Hilda Ochoa-Brillembourg, Richard B. Priory, Raymond W. Smith, Stephen M. Wolf. Collectively, as of January 31, 2000, the directors and executive officers of US Airways may be deemed to beneficially own approximately 6.6% of the outstanding shares of US Airways common stock. Stockholders of US Airways may obtain additional information regarding the interests of participants by reading the proxy statement when it becomes available.

United and certain of its directors and executive officers may also be deemed to be participants in the solicitation of proxies from US Airways stockholders in favor of the merger. These directors and executive officers include:
Christopher Bowers, Frederic F. Brace, Rono J. Dutta, James E. Goodwin, Douglas A. Hacker, Francesca M. Maher, Peter McDonald, Andrew Studdert and Daniel Walsh. As of the date of this communication, United, Mr. Brace, Mr. Dutta, Mr. Goodwin, Mr. Hacker and Ms. Maher do not beneficially own any shares of US Airways common stock.

Private Securities Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results and benefits of the pending merger between United and US Airways. Factors that could cause actual results to differ materially from those described herein include: industry capacity decisions; the airline pricing environment; competitors' route decisions; the inability to obtain regulatory approvals; actions of the U.S., foreign and local governments; domestic and international travel patterns; the inability to successfully integrate the businesses of United and US Airways; costs related to the merger; the inability to achieve cost-cutting synergies resulting from the merger; labor integration issues; the economic environment of the airline industry and the general economic environment. More detailed information about these factors is set forth in the reports filed by United and US Airways with the Securities and Exchange Commission. Neither United nor US Airways is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                              United | US AIRWAYS